FOR IMMEDIATE RELEASE

CONTACTS:
JAMES G. RAKES, CHAIRMAN, PRESIDENT & CEO
(540) 951-6236   jrakes@nbbank.com
DAVID K. SKEENS, TREASURER & CFO
(540) 951-6347   dskeens@nbbank.com

NATIONAL BANKSHARES, INC. REPORTS
FIRST QUARTER INCOME

BLACKSBURG, VA, APRIL 18, 2013:  Today, National Bankshares, Inc. (NASDAQ Capital Market: NKSH) announced results for the first quarter of 2013. Net income was $4.22 million for the quarter ended March 31, 2013. Basic net income per share was $0.61. The return on average assets for the first quarter was 1.56% and the return on average equity was 11.26%.  At March 31, 2013, the Company had total assets of $1.10 billion, an increase of 1.35% when compared to the end of the first quarter of 2012.

National Bankshares’ Chairman, President & CEO James G. Rakes commented, “During the first quarter of 2013, we were faced with the continued compression of the net interest margin and soft loan demand, but we still are delivering a strong financial performance for our stockholders. Although total loans at quarter-end, almost $574.96 million, were down slightly from the total of $584.56 million at the end of March last year, our returns on assets and equity compare favorably among peer financial institutions. We are striving to provide services and loan products to our customers and market area by adding quality loans to our portfolio. It is important to us as community bankers to put deposit dollars from our local markets to work in those same markets by making good loans.” Mr. Rakes went on to say, “Our investment in the Company’s technology infrastructure continued into the first quarter with the roll-out of our mobile banking product. As community bankers, we believe that it is important to have a solid platform from which to offer customers a full range of products and services. But we think it is even more important for our customers to have a trusted person to help them with their financial transactions. It is this relationship-based business philosophy that has guided us since the founding of National Bank in 1891 and will continue to guide us in the future.”

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc. National Bank is a community bank operating from 25 offices throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area. The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.”  Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements
Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

101 Hubbard Street / Blacksburg, Virginia 24060
P.O. Box 90002 / Blacksburg, Virginia 24062-9002
540 951-6300 / 800 552-4123
www.nationalbankshares.com

National Bankshares, Inc. and Subsidiaries
Consolidated Balance Sheet
(Unaudited)

($ in thousands, except for per share data)	March 31, 2013	March 31, 2012	December 31, 2012
Assets
Cash and due from banks	$10,674	$12,241	$14,783
Interest-bearing deposits	107,176	101,301	96,597
Securities available for sale	192,954	198,346	191,504
Securities held to maturity	166,947	139,367	160,539
Total securities	359,901	337,713	352,043
Mortgage loans held for sale	313	1,371	2,796
Loans:
Loans, net of unearned income and deferred fees	574,958	584,564	592,162
Less: allowance for loan losses	(8,291)	(8,063)	(8,349)
Loans, net	566,667	576,501	583,813
Bank premises and equipment, net	10,237	10,563	10,401
Accrued interest receivable	5,878	6,175	6,247
Other real estate owned	1,094	940	1,435
Intangible assets	9,106	10,189	9,377
Bank-owned life insurance	20,690	19,991	20,523
Other assets	6,767	6,857	6,346
Total assets	$1,098,503	$1,083,842	$1,104,361

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$144,815	$145,070	$144,252
Interest-bearing demand deposits	449,992	415,352	455,713
Savings deposits	72,420	65,322	69,063
Time deposits	269,892	306,048	277,738
Total deposits	937,119	931,792	946,766
Accrued interest payable	146	191	139
Other liabilities	7,878	7,067	7,347
Total liabilities	945,143	939,050	954,252

Stockholders' Equity
Preferred stock of no par value. Authorized 5,000,000 shares; none issued and outstanding	---	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding 6,947,974 shares at March 31, 2013, 6,939,974 at March 31, 2012 and 6,947,974 at December 31, 2012	8,685	8,675	8,685
Retained earnings	148,378	138,374	144,162
Accumulated other comprehensive loss, net	(3,703)	(2,257)	(2,738)
Total stockholders' equity	153,360	144,792	150,109
Total liabilities and stockholders' equity	$1,098,503	$1,083,842	$1,104,361

National Bankshares, Inc. and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	March 31, 2013	March 31, 2012
($ in thousands, except for per share data)
Interest Income
Interest and fees on loans	$8,319	$8,878
Interest on interest-bearing deposits	58	71
Interest on securities – taxable	1,539	1,589
Interest on securities – nontaxable	1,648	1,576
Total interest income	11,564	12,114

Interest Expense
Interest on time deposits of $100,000 or more	268	425
Interest on other deposits	1,411	1,692
Total interest expense	1,679	2,117
Net interest income	9,885	9,997
Provision for loan losses	671	672
Net interest income after provision for loan losses	9,214	9,325

Noninterest Income
Service charges on deposit accounts	588	631
Other service charges and fees	60	49
Credit card fees	740	794
Trust income	289	326
Bank-owned life insurance	188	200
Other income	150	99
Realized securities gains, net	95	53
Total noninterest income	2,110	2,152

Noninterest Expense
Salaries and employee benefits	2,940	2,956
Occupancy and furniture and fixtures	432	397
Data processing and ATM	393	392
FDIC assessment	136	109
Credit card processing	552	572
Intangibles and goodwill amortization	271	271
Net costs of other real estate owned	75	48
Franchise taxes	258	162
Other operating expenses	889	804
Total noninterest expense	5,946	5,711
Income before income tax expense	5,378	5,766
Income tax expense	1,162	1,337
Net income	$4,216	$4,429

Basic net income per share	$0.61	$0.64
Fully diluted net income per share	$0.60	$0.64
Weighted average outstanding number of common shares
Basic	6,947,974	6,939,974
Diluted	6,969,073	6,954,637
Dividends declared per share	---	---
Dividend payout ratio	---	---
Book value per share	$22.07	$20.86

Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended
($ in thousands, except for per share data)	March 31, 2013	March 31, 2012
Net Income	$4,216	$4,429

Other Comprehensive Income, net of tax
Unrealized holding losses on available for sale securities net of deferred taxes of ($486) and ($489)	(903)	(907)
Reclassification adjustment, net of income taxes of ($33) and ($15)	(62)	(29)
Other comprehensive loss, net of tax of ($1,485) and ($504)	$(965)	$(936)
Total Comprehensive Income	$3,251	$3,493

Key Ratios and Other Data
(Unaudited)

Average Balances	March 31, 2013	March 31, 2012
Cash and due from banks	$12,023	$11,865
Interest-bearing deposits	99,216	110,901
Securities available for sale	190,938	175,232
Securities held to maturity	162,264	140,743
Mortgage loans held for sale	1,507	1,213
Gross loans	583,337	585,080
Loans, net	574,030	575,583
Intangible assets	9,262	10,344
Total assets	1,092,880	1,068,848
Total deposits	933,185	918,387
Other borrowings	---	---
Stockholders' equity	151,852	143,603
Interest-earning assets	1,033,967	1,012,224
Interest-bearing liabilities	795,321	780,804

Financial ratios
Return on average assets	1.56%	1.67%
Return on average equity	11.26%	12.40%
Net interest margin	4.28%	4.36%
Net interest income – fully taxable equivalent	$10,906	$10,940
Efficiency ratio	45.68%	43.63%
Average equity to average assets	13.89%	13.44%

Allowance for loan losses
Beginning balance	$8,349	$8,068
Provision for losses	671	672
Charge-offs	(754)	(700)
Recoveries	25	23
Ending balance	$8,291	$8,063

Asset Quality Data
(Unaudited)

Nonperforming assets	March 31, 2013	March 31, 2012
Nonaccrual loans	$10,734	$1,789
Nonaccrual restructured loans	1,691	3,539
Total nonperforming loans	12,425	5,328
Other real estate owned	1,094	940
Total nonperforming assets	$13,519	$6,268
Accruing restructured loans	$5,732	$3,742
Loans 90 days or more past due	$568	$210

Asset quality ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	2.35%	1.07%
Allowance for loan losses to total loans	1.44%	1.38%
Allowance for loan losses to nonperforming loans	66.73%	151.33%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.10%	0.04%